Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

September 27, 2013

Antero Resources Finance Corporation

1625 17th Street

Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion of information taken from each of our reports dated February 14, 2011, January 27, 2012, July 23, 2013, and July 24, 2013 related to the Appalachian Basin properties of Antero Resources LLC, found in the Marcellus, Upper Devonian and Utica Shales, and from our reports dated February 17, 2011 and January 27, 2012 related to the Arkoma Basin, Woodford Shale and Fayetteville Shale properties of Antero Resources Corporation in the form and context in which they appear in this Amendment No. 5 to the Registration Statement on Form S-1 of Antero Resources Corporation and the related prospectus that is a part thereof. We further consent to the reference to this firm under the heading “EXPERTS” in the Registration Statement and related prospectus.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716